Exhibit 10.1

SANDRIDGE ENERGY, INC.

SANDRIDGE ONSHORE, LLC,

LARIAT SERVICES, INC.,

SANDRIDGE OPERATING COMPANY,

INTEGRA ENERGY, L.L.C.,

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,

SANDRIDGE TERTIARY, LLC,

SANDRIDGE MIDSTREAM, INC.,

SANDRIDGE OFFSHORE, LLC

AND

SANDRIDGE HOLDINGS, INC.

$750,000,000

8.125% Senior Notes due 2022

PURCHASE AGREEMENT

dated April 2, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

SunTrust Robinson Humphrey, Inc.

RBS Securities Inc.

PURCHASE AGREEMENT

April 2, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

SUNTRUST ROBINSON HUMPHREY, INC.

RBS SECURITIES INC.

As Representatives of the Initial Purchasers

set forth on Schedule A hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. SandRidge Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $750,000,000 in aggregate principal amount of the Company’s 8.125% Senior Notes due 2022 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and RBS Securities Inc. have agreed to act as the representatives of the Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of April 17, 2012 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable best efforts to cause such registration statements to be declared effective.

The payment of principal of, premium and Additional Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) SandRidge Onshore, LLC, Lariat Services, Inc., SandRidge Operating Company, Integra Energy, L.L.C., SandRidge Exploration and Production, LLC, SandRidge Tertiary, LLC, SandRidge Midstream, Inc., SandRidge Offshore, LLC and SandRidge Holdings, Inc. and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes a supplemental indenture in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees set forth in the Indenture (the “Guarantees”). The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made by the Initial Purchasers is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated April 2, 2012, including documents incorporated by reference therein (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 2, 2012, in the form attached hereto as Exhibit B (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof including documents incorporated by reference therein (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Pursuant to the Equity Purchase Agreement dated as of February 1, 2012 by and among the Company, Dynamic Offshore Holding, LP, a Delaware limited partnership and R/C Dynamic Holdings, L.P., a Delaware limited partnership (the “Equity Purchase Agreement”), subject to the conditions set forth therein, the Company will acquire, on the Closing Date, 100% of the outstanding limited liability company interest of Dynamic Offshore Resources, LLC, a Delaware limited liability company (“Dynamic”). The closing of the offering and sale of the Notes is conditioned upon the concurrent closing of the Company’s acquisition of Dynamic.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(h) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law.

(i) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, the Guarantees of the Notes will have been duly executed by each of the Guarantors and, when the Notes and the Exchange Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Securities and the Indenture. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects (other than as a result of developments affecting the oil and gas industry generally), whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries or to the Company’s knowledge, of Dynamic and its subsidiaries, considered as one entity (a “Material Adverse Change”); (ii) the Company and its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) other than with respect to the 8.5% Convertible Perpetual Preferred Stock of the Company issued on January 21, 2009, the 6.0% Convertible Perpetual Preferred Stock of the Company issued on December 16, 2009 and the 7.0% Convertible Perpetual Preferred Stock of the Company issued on November 10, 2010 and November 15, 2010 (collectively, the “Preferred Stock”) there has been no cash dividend or distribution of any kind declared, paid or made by the Company, or, except for dividends paid to the Company or other subsidiaries and except for distributions declared and paid by SandRidge Mississippian Trust I and SandRidge Permian Trust, any of the Company’s subsidiaries or consolidated variable interest entities on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to certain of the financial statements of the Company (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board. Hein & Associates LLP, who have expressed their opinion with respect to certain of the financial statements of Dynamic and supporting schedules included or incorporated by reference in the Offering Memorandum, are independent registered public accountants with respect to Dynamic as required by the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The consolidated financial statements and schedules of (x) the Company and its consolidated subsidiaries and (y) Dynamic and its consolidated subsidiaries in each case included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as disclosed in the Offering Memorandum, the pro forma financial statements of the Company and of Dynamic included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X and give effect to assumptions made on a reasonable basis as set forth in such financial statements. The financial data set forth in the Offering Memorandum (i) in the tables under the caption “Summary Historical Consolidated and Pro Forma Condensed Financial Data—SandRidge” (excluding the information set forth under the “Pro Forma” columns therein), (ii) in the tables under the caption “Summary Historical Consolidated and Pro Forma Condensed Financial Information—Dynamic” (excluding the information set forth under the “Pro Forma” columns therein), and (iii) under the “Actual” column under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum. The statistical and market related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Incorporation and Good Standing of the Company and the Guarantors. Each of the Company and each Guarantor, and to the Company’s knowledge, Dynamic and each of its subsidiaries, has been duly incorporated or otherwise formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture. Each of the Company and each Guarantor, and to the Company’s knowledge, Dynamic and each of its subsidiaries, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries and Dynamic and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock, or similar equity interest, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth on Schedule B, are owned by the Company, directly or through subsidiaries. All shares of capital stock, or similar equity interest, so owned are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than those granted pursuant to the Second Amended and Restated Credit Agreement, dated as of March 29, 2012, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, as amended (the “Credit Facility”).

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum).

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, Dynamic or any of its subsidiaries, is (i) in violation of its charter or by laws (or other applicable organizational document), (ii) (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, any of its subsidiaries, Dynamic or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Facility, or to which any of the property or assets of the Company, any of its subsidiaries, Dynamic or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Dynamic or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

The Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary action (corporate or otherwise) and will not result in any violation of the charter or bylaws (or other applicable organizational document) of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except for such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and applicable state securities or blue sky laws, and except for such registrations, filings and approvals as may be required under the Securities Act in connection with the Company’s performance of its obligations under the Registration Rights Agreement.

(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company, any of its subsidiaries, or, to the Company’s knowledge, Dynamic or any of its subsidiaries (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, any of its subsidiaries, or , to the Company’s knowledge, Dynamic or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, any of its subsidiaries, or, to the Company’s knowledge, Dynamic or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(s) Labor Matters. No labor problem or dispute with the employees of the Company, any of its subsidiaries or, to the knowledge of the Company, Dynamic or any of its subsidiaries, exists or is threatened or imminent that would reasonably be expected to have a Material Adverse Effect.

(t) Intellectual Property Rights. The Company, its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business and Dynamic’s business, as applicable, as now conducted or as proposed in the Offering Memorandum to be conducted except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering Memorandum, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property Rights owned by the Company or, to the Company’s knowledge, Dynamic; (b) to the Company’s knowledge there is no material infringement by third parties of any such Intellectual Property Rights owned by or exclusively licensed to the Company or Dynamic; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company, or to the Company’s knowledge, Dynamic’s rights in or to any material Intellectual Property Rights; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company, or to the Company’s knowledge, Dynamic’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(u) All Necessary Permits, etc. The Company, each Guarantor and, to the Company’s knowledge, Dynamic and its subsidiaries, possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of the Company, any Guarantor or, to the Company’s knowledge, Dynamic or any of its subsidiaries, has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(v) Title to Properties. Each of the Company, its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries, has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company or its subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title to all other real property owned by it (including pipeline easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the easements, leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds or uses properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the easement or leased or subleased premises, except for any claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Condition of Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the plants, buildings, structures and equipment owned by the Company, and to the Company’s knowledge, Dynamic are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.

(x) Tax Law Compliance. The Company, its consolidated subsidiaries and, to the knowledge of the Company, Dynamic and its consolidated subsidiaries, have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The

Company has made appropriate provisions in the financial statements incorporated by reference in the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined except to the extent it would not have a Material Adverse Effect.

(y) Company Not an “Investment Company”. Neither the Company nor any of the Guarantors is, or, after receipt of payment for the Securities and application of the proceeds as described under “Use of Proceeds” in the Offering Memorandum will be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z) Insurance. Each of the Company, its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries, are insured by recognized, and to the knowledge of the Company, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, Dynamic and their subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company, any of its subsidiaries, and, to the Company’s knowledge, Dynamic and any of its subsidiaries, or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries, are in compliance, in all material respects, with the terms of such policies and instruments; and there are no material claims by the Company, Dynamic or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company, any of its subsidiaries nor, to the Company’s knowledge, Dynamic or any of its subsidiaries, has, in the past three years, been refused any insurance coverage sought or applied for.

(aa) No Price Stabilization or Manipulation. The Company and, to the Company’s knowledge, Dynamic have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company acknowledges that the Initial Purchasers may engage in stabilization transactions as described in the Offering Memorandum.

(bb) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(cc) Internal Controls. The Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and the Company, and to the knowledge of the Company, Dynamic, maintain a system of internal accounting control sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company and Dynamic’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company and Dynamic’s assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for the Company and Dynamic’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) with respect to the Company only, the interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum: (i) neither the Company, any of its subsidiaries, nor, to the Company’s knowledge, Dynamic or any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, its subsidiaries or, to the Company’s knowledge, Dynamic or its subsidiaries, received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, Dynamic or any of their subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or, to the Company’s knowledge, Dynamic, has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, any of its subsidiaries or, to the Company’s knowledge, Dynamic or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company, Dynamic or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Independent Petroleum Engineers. DeGolyer and MacNaughton, whose reports as of December 31, 2009 and 2010 are referenced in the Offering Memorandum, was, as of the date of such reports an independent petroleum engineer with respect to SandRidge Tertiary, LLC (f/k/a PetroSource Production Company, L.P.). Netherland, Sewell & Associates Inc., whose reports regarding the Company as of December 31, 2009, 2010 and 2011, are referenced in the Offering Memorandum, was, as of December 31, 2009, 2010 and 2011, and is, as of the date hereof, an independent petroleum engineer with respect to the Company (excluding SandRidge Tertiary, LLC f/k/a PetroSource Production Company, L.P.) with respect to the reports as of December 31, 2009 and 2010), and whose report regarding Dynamic as of December 31, 2011 is referenced in the Offering Memorandum, was, as of December 31, 2011, and is, as of the date hereof, an independent petroleum engineer with respect to Dynamic. Lee Keeling and Associates, Inc., whose reports as of December 31, 2009, 2010 and 2011 are referenced in the Offering Memorandum, was, as of December 31, 2009, 2010 and 2011, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. The information underlying the estimates of reserves of the Company, its subsidiaries and, to the Company’s knowledge, Dynamic and its subsidiaries which was supplied by the Company and by Dynamic to DeGolyer and MacNaughton, Netherland, Sewell & Associates Inc. and Lee Keeling and Associates, Inc. for purposes of reviewing the reserve reports and estimates of the Company and Dynamic, respectively, and preparing the letters (the “Reserve Report Letters”) of DeGolyer and MacNaughton, Netherland, Sewell & Associates Inc. and Lee Keeling and Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values with respect to the Company and, to the Company’s knowledge with respect to Dynamic, as described in the Offering Memorandum and reflected in the Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Regulation S-K under the Act.

(gg) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(hh) Lending Relationship. Except as disclosed in the Offering Memorandum, to its knowledge, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(ii) Solvency. Each of the Company, the Guarantors and, to the Company’s knowledge, Dynamic, is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(jj) No Default in Senior Indebtedness. No event of default exists under the Credit Facility.

(kk) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(ll) No Unlawful Payments; Compliance with Anti-Corruption Law. Neither the Company, any of its subsidiaries or affiliates nor, to Company’s knowledge, Dynamic or any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company, or any director, officer, employee, agent or representative of Dynamic or of any of their respective subsidiaries or affiliates, is aware of or has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, its subsidiaries and affiliates and, to the Company’s knowledge, Dynamic and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws (including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder) and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(mm) Compliance with USA PATRIOT Act and Money Laundering Laws. The operations of the Company, its subsidiaries and, to the knowledge of the Company, Dynamic and its subsidiaries, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, Dynamic and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries and, to the knowledge of the Company, Dynamic and any of its subsidiaries, with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) Compliance with OFAC.

(A) The Company and the Guarantors represent that neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, Dynamic or any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.5% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated) at 9:00 a.m. New York City time, on April 17, 2012 or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which Merrill Lynch, Pierce, Fenner & Smith Incorporated may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Merrill Lynch, Pierce, Fenner & Smith Incorporated for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch, Pierce, Fenner & Smith Incorporated may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless Merrill Lynch, Pierce, Fenner & Smith Incorporated shall previously have been furnished a copy of the proposed amendment or supplement a reasonable time prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which Merrill Lynch, Pierce, Fenner & Smith Incorporated reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Pricing Disclosure Package or the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Pricing Disclosure Package and the Final Offering Memorandum so that the statements in the Pricing Disclosure Package and the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

(c) Copies of the Pricing Disclosure Package and the Final Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company at any time in the future), or announce the offering of, or file (or participate in the filing of) any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than (i) as contemplated by this Agreement, (ii) to register the Exchange Securities), and (iii) the filing of a universal shelf registration statement).

(i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to Merrill Lynch, Pierce, Fenner & Smith Incorporated: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No Restricted Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) the expenses incident to the “road show” for the offering of the Securities, including the travel and lodging expenses of representatives and officers of the Company. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, and from Hein & Associates LLP, independent public accountants for Dynamic, a “comfort letter” for each of the Company, Dynamic and the XTO Acquisition Properties, as applicable, dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering the financial information in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from each such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Preliminary Offering Memorandum and the Pricing Supplement.

(c) Opinions of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of (i) Covington & Burling LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1, and (ii) Philip T. Warman, Senior Vice President—General Counsel and Corporate Secretary of the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 and Section 3 hereof, respectively, were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii) no event of default exists under the Credit Facility; and

(iv) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Registration Rights Agreement. The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(g) Engineers’ Comfort Letters. On the date hereof, the Initial Purchasers shall have received (i) from each of Netherland, Sewell & Associates Inc. and Lee Keeling and Associates, Inc., independent petroleum engineers, a letter with respect to the Company dated the date hereof addressed to the Initial Purchasers, in form and substance that is satisfactory to the Representatives and (ii) from Netherland, Sewell & Associates Inc, a letter with respect to Dynamic dated the date hereof addressed to the Initial Purchasers, in form and substance that is satisfactory to the Representatives.

(h) Consummation of Acquisition. On or before the Closing Date, all conditions precedent to the completion of the Company’s acquisition of Dynamic shall have been satisfied or waived, and concurrent with the closing of the transactions contemplated hereby the Company shall complete the acquisition of Dynamic in accordance with the terms of the Equity Purchase Agreement.

(i) Pro Forma Financial Statements. Before the Closing Date, (A) the Company shall have filed a Form 8-K with the Commission containing pro forma financial statements (“Pro Formas”) that present the Company at December 31, 2011 (and for the year then ended) on a pro forma basis for the Dynamic acquisition and that comply as to form in all material respects with the applicable requirements of Regulation S-X and give effect to assumptions made on a reasonable basis as set forth in such financial statements, and (B) in the reasonable judgment of the Representatives, nothing in the Pro Formas shall cause the Pricing Disclosure Package, as of the Time of Sale, to have contained or represented an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If this Agreement is terminated pursuant to Section 10 or Section 16 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the legend specified in Exhibit C to the Indenture:

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through the Representatives expressly for use in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing

Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first and second sentences of the 5th paragraph and the first, second and third sentences of the 9th paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be defenses available to such indemnified party that are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action).

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading in securities generally on either the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA, or trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Final Offering Memorandum or to enforce contracts for the sale of securities.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

New York, New York 10020

Facsimile: 212-901-7897

Attention: HY Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5800

Attention: Richard D. Truesdell, Jr.

If to the Company or the Guarantors:

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

Facsimile: 405-429-5983

Attention: General Counsel

with a copy to:

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Facsimile: 202-778-5307

Attention: David H. Engvall

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SANDRIDGE ENERGY, INC.

By:	/s/ James D. Bennett

	Name:	James D. Bennett
	Title:	Executive Vice President and Chief
Financial Officer

SANDRIDGE ONSHORE, LLC
LARIAT SERVICES, INC.
SANDRIDGE OPERATING COMPANY
INTEGRA ENERGY, L.L.C.
SANDRIDGE EXPLORATION AND PRODUCTION, .LLC
SANDRIDGE TERTIARY, LLC
SANDRIDGE MIDSTREAM. INC.
SANDRIDGE OFFSHORE, LLC
SANDRIDGE HOLDINGS, INC

By:	/s/ James D. Bennett
	Name:	James D. Bennett
	Title:	Executive Vice President and Chief
Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
SUNTRUST ROBINSON HUMPHREY, INC.
RBS SECURITIES INC.
Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Lex Maultsby
	Name:	J. Lex Maultsby
	Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Peter Almond
	Name:	Peter Almond
	Title:	Director

RBS SECURITIES INC.

By:	/s/ Michael F. Newcomb
	Name:	Michael F. Newcomb II
	Title:	Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$180,000,000
SunTrust Robinson Humphrey, Inc.	180,000,000
RBS Securities Inc.	180,000,000
Barclays Capital Inc.	30,000,000
Citigroup Global Markets Inc.	30,000,000
Credit Agricole Securities (USA) Inc.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Deutsche Bank Securities Inc.	30,000,000
J.P. Morgan Securities LLC	30,000,000
Mitsubishi UFJ Securities (USA), Inc.	30,000,000
Total	$750,000,000

SCHEDULE B

Subsidiary	SandRidge Ownership Interest
Cholla Pipeline, L.P.	98.7143%
Sagebrush Pipeline, LLC	73.8088%

In addition, SandRidge owns equity interests in the following entities: (i) 50% of the membership interests of Grey Ranch Plant GenPar, LLC, (ii) 50 of the Partnership interests of Grey Ranch Plant. L.P., (iii) approximately 30.5% of the trust units of SandRidge Mississippian Trust I and (iv) approximately 34.3% of the trust units of SandRidge Permian Trust.

EXHIBIT A-1

FORM OF OPINION OF ISSUER’S COUNSEL

Opinion of Covington & Burling LLP, counsel for the Company, to be delivered pursuant to Section 5(c)(i) of the Purchase Agreement.

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(ii) Each of the Company and each Delaware Guarantor has duly authorized, executed and delivered the Purchase Agreement.

(iii) Each of the Company and each Delaware Guarantor has duly authorized, executed and delivered each of the Indenture and the Registration Rights Agreement, and each of the Indenture and the Registration Rights Agreement constitutes the valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) The Company has duly authorized, executed and delivered the Notes, and, assuming the Trustee has duly authenticated the Notes, each of the Notes constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) Each Delaware Guarantor has duly authorized, executed and delivered the Guarantees. Assuming the Trustee has duly authenticated the Notes, each of the Guarantees constitutes the valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. In giving this opinion, such counsel need not express any opinion as to the existence or adequacy of consideration received by the Guarantors for the Guarantees.

(vi) The Notes, the Guarantees, the Indenture and the Registration Rights Agreement conform in all material respects as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(vii) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

Exhibit A-1-1

(viii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Notes, the Guarantees and the Indenture by the Company and each Guarantor, and the consummation by the Company and each Guarantor of the transactions contemplated thereby in accordance with the terms thereof do not (i) breach the provisions of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or the certificate of incorporation, bylaws, or other constitutive document of any of the Guarantors; (ii) breach the provisions of, or cause a default or a Debt Repayment Triggering Event under, the Second Amended and Restated Credit Agreement, dated as of March 29, 2012, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, as amended; (iii) breach the provisions of, or cause a default under, (a) the Indenture, dated May 1, 2008, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (b) the Indenture, dated May 20, 2008, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (c) the Indenture, dated May 14, 2009, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (d) the Indenture, dated December 16, 2009, by and among the Company, certain subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee or (e) the Indenture, dated March 15, 2011, by and among the Company, certain subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee; or (iv) violate the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act or any New York or Federal statute, law, rule or regulation known to such counsel to which the Company or any Guarantor is subject; provided however, such counsel need not express any opinion in this paragraph (viii) with respect to state securities or blue sky laws, rules or regulations or any state or Federal anti-fraud statute, rule or regulation.

(ix) Neither the Company nor any of the Guarantors is or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) Based upon and assuming the accuracy of the representations and warranties in the Purchase Agreement, the compliance with the conditions and covenants in the Purchase Agreement, and the compliance with the procedures set forth in the Final Offering Memorandum, it is not necessary in connection with (a) the issuance and sale to the Initial Purchasers of the Notes pursuant to the Purchase Agreement or (b) the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum pursuant to Rule 144A under the Securities Act, to register the Notes under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939.

In addition, such counsel shall state that, as counsel to the Company, they reviewed the Pricing Disclosure Package and the Final Offering Memorandum and participated in discussions with representatives of the Initial Purchasers and those of the Company, the Guarantors, counsel to the Initial Purchasers and the Company’s and Dynamic’s accountants. On the basis of the information which was reviewed by them in the course of the performance of the services referred to above, considered in the light of such counsel’s understanding of the applicable law

Exhibit A-1-2

and the experience such counsel has gained through their practice under the Federal securities laws, such counsel shall confirm that nothing which came to their attention in the course of such review has caused such counsel to believe that: (a) the Pricing Disclosure Package, as of the Time of Sale (as specified in the Purchase Agreement), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum, except as specified in Paragraphs (vi) and (vii) above. Also, such counsel need not express any opinion or belief as to the financial statements, including the notes thereto, and the financial statement schedules and other financial data and the oil and gas reserve and production data included in the Pricing Disclosure Package or the Final Offering Memorandum.

Exhibit A-1-3

EXHIBIT A-2

FORM OF OPINION OF COMPANY’S COUNSEL

Opinion of Philip T. Warman, Senior Vice President—General Counsel and Corporate Secretary for the Company to be delivered pursuant to Section 5(c)(ii) of the Purchase Agreement.

(i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(iii) Each Guarantor has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and, to the best knowledge of such counsel, is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(iv) Each Texas Guarantor has duly authorized, executed and delivered each of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Guarantees.

(v) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and, to such counsel’s knowledge, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(vi) Except as disclosed in the Pricing Disclosure Package, after due inquiry, such counsel does not know of any legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or

Exhibit A-2-1

discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. After due inquiry, such counsel does not know of any existing or, to the best of such counsel’s knowledge, threatened or pending, material labor dispute with the employees of the Company or any of its subsidiaries.

(vii) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter, by-laws or other organizational document, as the case may be.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit A-2-2

EXHIBIT B

PRICING SUPPLEMENT

SandRidge Energy, Inc.

April 2, 2012

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated April 2, 2012. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

Terms Applicable to the 8 1/8% Senior Notes due 2022

Issuer:	SandRidge Energy, Inc.

Principal Amount:	$750,000,000

Gross Proceeds:	$750,000,000

Title of Securities:	8 1/8% Senior Notes due 2022 (the “Notes”)

Final Maturity Date:	October 15, 2022

Issue Price:	100%, plus accrued interest, if any, from April 17, 2012

Coupon:	8.125%

Yield to Maturity:	8.125%

Interest Payment Dates:	April 15 and October 15, beginning on October 15, 2012

Record Dates:	April 1 and October 1

Optional Redemption:	Prior to April 15, 2017, the Notes will be redeemable by the Issuer, in whole or in part, at a price equal to 100% of the principal amount thereof, plus the “Applicable Premium” as described in the Preliminary Offering Memorandum, plus accrued and unpaid interest, if any, to the date of redemption. In addition, the Notes will be redeemable by the Issuer, in whole or in part, on or after April 15, 2017 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to the applicable date of redemption, on April 15 of the years set forth below:

Year	Price
2017	104.063%
2018	102.708%
2019	101.354%
2020 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	Up to 35% at 108.125% prior to April 15, 2015

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated SunTrust Robinson Humphrey, Inc. RBS Securities Inc.

Co-Managers:

Barclays Capital Inc

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA), Inc.

Trade Date:	April 2, 2012

Settlement Date:	April 17, 2012 (T+10 business days)

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIPS and ISIN Numbers:	144A Notes: CUSIP: 80007P AP4 ISIN: US80007PAP45	Reg S Notes: CUSIP: U79864 AE1 ISIN: USU79864AE14

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S , it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”